UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 20, 2015 (May 20, 2015)
Date of Report (Date of earliest event reported)

Caesars Entertainment Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-10410	62-1411755
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification Number)
One Caesars Palace Drive
Las Vegas, Nevada 89109
(Address of principal executive offices) (Zip Code)

(702) 407-6000
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of stockholders on May 20, 2015 (the “Annual Meeting”).

At the Annual Meeting, the Company's stockholders:

(1) Elected four Class III Directors nominated by the Board to serve until the 2018 Annual Meeting of Stockholders and until their successors are elected and qualified, with voting results as follows:

Proposal 1: Election of Directors	Votes For	Votes Against	Withheld/Abstain	Broker Non-Votes
Gary W. Loveman	116,535,243	0	13,250,024	8,412,537
David Bonderman	113,907,301	0	15,877,966	8,412,537
Marc Rowan	114,008,006	0	15,277,261	8,412,537
Christopher Williams	124,047,389	0	5,737,878	8,412,537

(2) Approved an amendment to the Company’s 2012 Performance incentive Plan to increase by 8,000,000 shares the number of shares of the Company’s common stock, par value $0.01 per share, that may be issued under such plan.

Proposal 2:	Votes For	Votes Against	Withheld/Abstain	Broker Non-Votes
An amendment to the Company’s 2012 Performance incentive Plan to increase by 8,000,000 shares the number of shares of the Company’s common stock, par value $0.01 per share, that may be issued under such plan.	113,735,031	11,870,124	4,180,112	8,412,537

(3) Approved the ratification of the appointment of Deloitte & Touche, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31 2015, with voting results as follows:

Proposal 3:	Votes For	Votes Against	Withheld/Abstain
Ratification of the Appointment of Deloitte & Touche, LLC as the Company's Independent Registered Public Accounting Firm for the fiscal year ended December 31, 2015.	133,922,845	95,445	4,179,514

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. the following exhibits are being furnished herewith:

Exhibit No.	Description

10.1	Amendment No. 2 to the Caesars Entertainment Corporation 2012 Performance Incentive Plan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2015	CAESARS ENTERTAINMENT CORPORATION

By: /s/ Scott E. Wiegand
Scott E. Wiegand
Senior Vice President, Deputy General Counsel and
Corporate Secretary

EXHIBIT INDEX

Exhibit No.

10.1	Amendment No. 2 to the Caesars Entertainment Corporation 2012 Performance Incentive Plan.